NEWS RELEASE

Contact:    Matt Brown
Senior Vice President and CFO
U.S. Concrete, Inc.
817-835-4105

FOR IMMEDIATE RELEASE

U.S. CONCRETE ANNOUNCES 2014 FIRST QUARTER RESULTS

First Quarter Highlights

•	Adjusted EBITDA increased 138.9% year-over-year, to $9.5 million

•	Consolidated revenue increased 16.6%, to $146.3 million

•	Ready-mixed concrete volume rose 10.7%, to approximately 1.3 million cubic yards

•	Ready-mixed concrete average sales price improved 5.1%, to $106.53 per cubic yard

•	Gross profit increased $4.9 million with margin improvement of 144 basis points

EULESS, TEXAS – May 8, 2014 – U.S. Concrete, Inc. (NASDAQ: USCR) today reported adjusted EBITDA of $9.5 million in the first quarter of 2014, compared to $4.0 million in the first quarter of 2013. Adjusted EBITDA margin, which is adjusted EBITDA as a percentage of revenue, was 6.5% for the first quarter of 2014, compared to 3.2% in the first quarter of 2013. Net loss was $1.2 million, or ($0.09) per diluted share, for the first quarter of 2014, compared to a net loss of $14.4 million, or ($1.16) per diluted share, in the first quarter of 2013.
William J. Sandbrook, President and Chief Executive Officer of U.S. Concrete, stated “Our first quarter results continue to reflect the positive momentum we have generated over the last two years. We are extremely pleased with our ability to capitalize on the growth in the overall construction market, expand our presence in our key markets and show continued growth in volumes, pricing and profitability in both of our business segments. Our outlook for the business continues to be strong and we are very excited about the Company's prospects for this year. The construction environment in Texas and California continues to be robust and our decisions to expand ready-mixed concrete capacity in both of those markets and sand and gravel capacity in Texas are now paying great dividends."

FIRST QUARTER 2014 RESULTS (all comparisons, unless noted, are with the prior year quarter)
Consolidated revenue increased 16.6% to $146.3 million, compared to $125.4 million in the prior year. Revenue from the ready-mixed concrete segment increased $18.7 million, or 16.3%, driven by both volume and pricing. The Company’s ready-mixed concrete sales volume was 1.3 million cubic yards, up 10.7% over prior year. Ready-mixed concrete average sales price per cubic yard increased $5.13, or 5.1%, to $106.53 compared to $101.40 in the prior year. Aggregate products segment revenue increased $1.7 million, or 26.5%, to $8.2 million on increased sales volume of 112 thousand tons, an improvement of 16.1% over prior year.
Consolidated gross profit increased $4.9 million with a 144 basis point expansion in margin year-over-year. Consolidated adjusted EBITDA of $9.5 million, increased $5.5 million with a 331 basis point expansion in margin year-over-year.
Selling, general and administrative expenses (“SG&A”) were $13.6 million compared to $14.3 million in the prior year. As a percentage of total revenue, SG&A expenses decreased to 9.3%, compared to 11.4% in the prior year.
During the first quarter of 2014, the Company recorded a $0.6 million non-cash loss related to derivatives. This non-cash loss was comprised of fair value changes in the Company's warrants. This compared to a non-cash loss of $18.4 million during the first quarter of 2013 from fair value changes in the Company's warrants and convertible notes. These changes were due to the increase in the price of the Company's stock during the first quarters of 2014 and 2013.
The Company’s free cash flow in the first quarter of 2014 was ($9.8) million, compared to ($9.1) million in the prior year. The decrease in free cash flow was due to increased capital expenditures which increased $8.3 million over prior year. The increase in capital expenditures was due to higher spending on mixer trucks, ready-mixed plant capacity expansions in California, a new aggregates plant in New Jersey and the development of our new Red River sand and gravel operation on the border of Texas and Oklahoma, all to support the growing demand in our markets.
The Company’s net debt at March 31, 2014 was $118.3 million, up $16.8 million from December 31, 2013. The increase in net debt was due to a reduction in cash and cash equivalents during the first quarter of 2014, primarily due to increased capital expenditures and the acquisition of two ready-mixed concrete plants in west Texas. Net debt at March 31, 2014 was comprised of total debt of $214.5 million, less cash and cash equivalents of $96.2 million.
Ready-mix backlog at the end of the first quarter of 2014 was approximately 4.3 million cubic yards, up 23.4% compared to the end of the first quarter of 2013 and up 7.8% since the beginning of the year.

CONFERENCE CALL
U.S. Concrete has scheduled a conference call for Thursday, May 8, 2014 at 10:00 a.m. Eastern time, to review its first quarter 2014 results. To participate in the call, dial Toll-free: (877) 312-8806 – Conference ID: 35784102 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available after the call under the investor relations section of the Company’s website at www.us-concrete.com.
Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the Web, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, an archive will be available shortly after the call under the investor relations section of the Company’s website at www.us-concrete.com.

USE OF NON-GAAP FINANCIAL MEASURES
This press release uses the non-GAAP financial measures “adjusted EBITDA,” “adjusted net income (loss),” “adjusted EBITDA margin,” “free cash flow” and “net debt.” The Company has included adjusted EBITDA and adjusted EBITDA margin in this press release because it is widely used by investors for valuation and comparing the Company’s financial performance with the performance of other building material companies. The Company also uses adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of its operations. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes, and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures that other companies report. The Company considers free cash flow to be an important indicator of its ability to service debt and generate cash for acquisitions and other strategic investments. The Company believes that net debt is useful to investors as a measure of its financial position. The Company presents adjusted net income (loss) and adjusted net income (loss) per share to provide more consistent information for investors to use when comparing operating results for the first quarter of 2014 to the first quarter of 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. See the attached “Additional Statistics” for reconciliation of each of these non-GAAP financial measures to the most comparable GAAP financial measures for the quarters ended March 31, 2014 and 2013.

ABOUT U.S. CONCRETE
U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 103 fixed and 9 portable ready-mixed concrete plants and eight producing aggregates facilities. During 2013, our plant facilities produced approximately 5.2 million cubic yards of ready-mixed concrete and approximately 3.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; encouraging nature of third quarter volume and pricing increases; ready-mix backlog; ability to maintain our cost structure and the improvements achieved during our restructuring and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q.

(Tables Follow)

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended March 31,
	2014	2013
Revenue	$146,257	$125,425
Cost of goods sold before depreciation, depletion and amortization	124,525	108,592
Selling, general and administrative expenses	13,643	14,345
Depreciation, depletion and amortization	4,898	4,825
(Gain) loss on sale of assets	(349)	5
Income (loss) from operations	3,540	(2,342)
Interest expense, net	5,010	2,772
Derivative loss	(623)	(18,446)
Gain on extinguishment of debt	—	4,310
Other income, net	489	493
Loss from continuing operations before income taxes	(1,604)	(18,757)
Income tax expense (benefit)	22	(5,197)
Loss from continuing operations	(1,626)	(13,560)
Income (loss) from discontinued operations, net of taxes	473	(804)
Net loss	$(1,153)	$(14,364)

Basic and diluted loss per share:
Loss from continuing operations	$(0.12)	$(1.10)
Income (loss) from discontinued operations, net of taxes	0.03	(0.06)
Net loss per share – basic and diluted	$(0.09)	$(1.16)

Weighted average shares outstanding:
Basic and diluted	13,567	12,359

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,222	$112,667
Trade accounts receivable, net of allowances of $2,961 and $2,813 as of March 31, 2014 and December 31, 2013, respectively	97,443	92,163
Inventories	27,143	27,610
Deferred income taxes	424	708
Prepaid expenses	5,919	3,416
Other receivables	3,233	3,205
Assets held for sale	6,441	—
Other current assets	320	2,457
Total current assets	237,145	242,226
Property, plant and equipment, net of accumulated depreciation, depletion, and amortization of $57,530 and $54,694 as of March 31, 2014 and December 31, 2013, respectively	143,405	138,560
Goodwill	13,809	11,646
Intangible assets, net	12,703	13,073
Other assets	8,364	8,485
Total assets	$415,426	$413,990
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	39,441	38,518
Accrued liabilities	44,174	42,950
Current maturities of long-term debt	4,061	3,990
Liabilities held for sale	836	—
Derivative liabilities	22,313	21,690
Total current liabilities	110,825	107,148
Long-term debt, net of current maturities	210,462	210,154
Other long-term obligations and deferred credits	5,839	7,921
Deferred income taxes	4,969	5,040
Total liabilities	332,095	330,263
Commitments and contingencies (Note 16)
Equity:
Preferred stock	—	—
Common stock	14	14
Additional paid-in capital	153,479	152,695
Accumulated deficit	(64,478)	(63,325)
Treasury stock, at cost	(5,684)	(5,657)
Total stockholders’ equity	83,331	83,727
Total liabilities and equity	$415,426	$413,990

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,153)	$(14,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	4,898	4,862
Debt issuance cost amortization	403	927
Gain on extinguishment of debt	—	(4,310)
Amortization of facility exit costs	—	(53)
Amortization of discount on long-term incentive plan and other accrued interest	94	125
Net loss on derivative	623	18,446
Net (gain) loss on sale of assets	(969)	231
Deferred income taxes	251	(5,215)
Provision for doubtful accounts	188	204
Stock-based compensation	530	758
Changes in assets and liabilities:
Accounts receivable	(7,541)	(503)
Inventories	85	12
Prepaid expenses and other current assets	(2,596)	2,619
Other assets and liabilities	49	(1,300)
Accounts payable and accrued liabilities	3,211	(7,916)
Net cash used in operating activities	(1,927)	(5,477)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(10,165)	(1,848)
Payments for acquisitions	(3,143)	—
Proceeds from disposals of property, plant and equipment	2,323	111
Payments for disposal of business units	—	(1,866)
Net cash used in investing activities	(10,985)	(3,603)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolver borrowings	159	38,030
Repayments of revolver borrowings	(159)	(25,959)
Proceeds from exercise of stock options and warrants	254	—
Payments of other long-term obligations	(2,250)	—
Payments for other financing	(973)	(458)
Debt issuance costs	(537)	(1,341)
Purchase of treasury shares	(27)	(1,280)
Net cash (used in) provided by financing activities	(3,533)	8,992
NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,445)	(88)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	112,667	4,751
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$96,222	$4,663

U.S. CONCRETE, INC. AND SUBSIDIARIES
SELECTED REPORTABLE SEGMENT INFORMATION
(in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
Revenue:
Ready-mixed concrete
Sales to external customers	$133,926	$115,202
Aggregate products
Sales to external customers	4,617	3,201
Intersegment sales	3,628	3,319
Total reportable segment revenue	142,171	121,722
Other products and eliminations	4,086	3,703
Total revenue	$146,257	$125,425

Reportable Segment Adjusted EBITDA:
Ready-mixed concrete	$13,732	$9,173
Aggregate products	79	(582)
Total reportable segment Adjusted EBITDA	13,811	8,591

Reconciliation of reportable segment Adjusted EBITDA to loss from continuing operations before income taxes:
Total reportable segment Adjusted EBITDA	13,811	8,591
Other products and eliminations income from operations	545	706
Corporate overhead	(6,319)	(7,238)
Depreciation, depletion and amortization for reportable segments	(4,107)	(4,054)
Interest expense, net	(5,010)	(2,772)
Corporate gain on early extinguishment of debt	—	4,310
Corporate derivative loss	(623)	(18,446)
Corporate and other products and eliminations other income, net	99	146
Loss from continuing operations before income taxes	$(1,604)	$(18,757)

U.S. CONCRETE, INC.
ADDITIONAL STATISTICS
(Unaudited)

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow for the quarters ended March 31, 2014 and 2013, and Net Debt as of March 31, 2014 and December 31, 2013 and (2) corresponding reconciliations to GAAP financial measures for the quarters ended March 31, 2014 and 2013 and as of March 31, 2014 and December 31, 2013. We have also provided below (1) the impact of non-cash stock compensation expense, derivative losses, gain (loss) on extinguishment of debt, officer severance and expenses related to the Company’s relocation of the corporate headquarters on net income (loss) and net income (loss) per share and (2) corresponding reconciliations to GAAP financial measures for the quarters ended March 31, 2014 and 2013. We have also shown below certain Ready-Mixed Concrete Statistics for the quarters ended March 31, 2014 and 2013.
We define adjusted EBITDA as our net income (loss) from continuing operations, plus the provision (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, non-cash stock compensation expense, derivative loss, gain (loss) on extinguishment of debt, officer severance and expense related to the Company’s relocation of the corporate headquarters. We define adjusted EBITDA margin as the amount determined by dividing adjusted EBITDA by total revenue. We have included adjusted EBITDA and adjusted EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of our operations. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of adjusted EBITDA may not be comparable to similarly titled measures other companies report.
We define adjusted net income (loss) and adjusted net income (loss) per share as net income (loss) and net income (loss) per share excluding non-cash stock compensation expense, derivative loss, gain (loss) on extinguishment of debt, officer severance and expense related to the Company’s relocation of the corporate headquarters. We present adjusted net income (loss) and adjusted net income (loss) per share to provide more consistent information for investors to use when comparing operating results for the quarters ended March 31, 2014 and 2013.
We define Free Cash Flow as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.
We define Net Debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three months ended
	March 31,
	2014	2013
	(In thousands, except average price amounts and net income (loss) per share)

Ready-Mixed Concrete Statistics:
Average price per cubic yard (in dollars)	$106.53	$101.40
Volume in cubic yards	1,254	1,133

Adjusted Net Income and EPS:
Net Loss	$(1,153)	$(14,364)
Add: Derivative loss	623	18,446
Less: Gain on extinguishment of debt	—	(4,310)
Add: Non-cash stock compensation expense	530	758
Add: Expenses related to corporate headquarters’ relocation	—	224
Adjusted net income	$—	$754

Net loss per diluted share	$(0.09)	$(1.16)
Impact of derivative loss	0.05	1.49
Impact of gain on extinguishment of debt	—	(0.35)
Impact of non-cash stock compensation expense	0.04	0.06
Impact of expenses related to corporate headquarters’ relocation	—	0.02
Adjusted net income per diluted share	$—	$0.06

Adjusted EBITDA reconciliation:
Net loss from continuing operations	$(1,626)	$(13,560)
Income tax expense (benefit)	22	(5,197)
Interest expense, net	5,010	2,772
Derivative loss	623	18,446
Depreciation, depletion and amortization	4,898	4,825
Gain on extinguishment of debt	—	(4,310)
Non-cash stock compensation expense	530	758
Expenses related to corporate headquarters’ relocation	—	224
Adjusted EBITDA	$9,457	$3,958
Adjusted EBITDA margin	6.5%	3.2%

Free Cash Flow reconciliation:
Net cash used in operating activities	$(1,927)	$(5,477)
Less: capital expenditures	(10,165)	(1,848)
Plus: proceeds from the sale of property, plant and equipment	2,323	111
Less: payments made in the disposal of business units	—	(1,866)
Free Cash Flow	$(9,769)	$(9,080)

	As of	As of
	March 31, 2014	December 31, 2013
Net Debt reconciliation:
Total debt, including current maturities and capital lease obligations	$214,523	$214,144
Less: cash and cash equivalents	96,222	112,667
Net Debt	$118,301	$101,477